Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

between

MONTPELIER RE HOLDINGS LTD.

and

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

Dated as of [●], 2013

TABLE OF CONTENTS

Page

ARTICLE I Defined Terms

SECTION 1.01. Definitions	1

ARTICLE II Grants of License

SECTION 2.01. Grant	4

ARTICLE III Quality Control

SECTION 3.01. Quality Standards and Control	4
SECTION 3.02. Use of the Trademarks	4
SECTION 3.03. Inspection and Approval	4
SECTION 3.04. Licensor’s Rights	5

ARTICLE IV Restrictions on Use

SECTION 4.01. Restrictions on Use	5
SECTION 4.02. Restrictions on Territory	5
SECTION 4.03. Changes in Trademarks	5
SECTION 4.04. No Challenge	5

ARTICLE V Representations and Disclaimer of Warranties

SECTION 5.01. Representations and Warranties	6
SECTION 5.02. Representations and Disclaimer of Warranties	6

ARTICLE VI Infringement

SECTION 6.01. Infringement Actions	7
SECTION 6.02. Renewal	7

TRADEMARK LICENSE AGREEMENT (this “Agreement”), dated as of [●], 2013, between MONTEPELIER RE HOLDINGS LTD., an exempted limited liability company incorporated in Bermuda (registered number 31262) whose registered office address is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (“Licensor”), and BLUE CAPITAL REINSURANCE HOLDINGS LTD., an exempted company incorporated in Bermuda (registered number 47855) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (“Licensee”).

WHEREAS, Licensor owns and uses the name “Blue Capital” and the “Blue Capital” logo, each as set forth on Schedule A (such name, mark and logo and such registrations and applications for registration, together with any and all common law rights pertaining thereto, are referred to collectively as the “Trademarks”); and

WHEREAS, Licensee, on behalf of itself and its subsidiaries, desires to obtain from Licensor, and Licensor desires to grant to Licensee, a non-exclusive license to use the Trademarks in connection with the reinsurance business of Licensee and its subsidiaries (the “Business”) on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee (collectively, the “Parties” and each individually a “Party”) agree as follows:

ARTICLE I

Defined Terms

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Applicable Requirements” means, with respect to any Person, all applicable laws, rules, regulations and requirements, including applicable laws, rules, regulations, requirements and binding requests of any Competent Regulatory Authority, and all applicable orders and decrees.

“Blue Capital Re” means Blue Capital Re Ltd., a wholly owned direct subsidiary of Licensee and an exempted company incorporated in Bermuda (registered number 47922) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

“Blue Capital Re ILS” means Blue Capital Re ILS Ltd., a wholly owned direct subsidiary of Blue Capital Re and an exempted company incorporated in Bermuda (registered number 47964) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

“Business” has the meaning ascribed thereto in the Recitals.

“Business Day” means a day other than a Saturday, Sunday or other day on which the SEC or banks in the City of New York or Bermuda are authorized or required by law to be closed.

“Change of Control” means the first of the following events to occur:

(a) the consummation of (i) a merger, amalgamation, consolidation, scheme of arrangement, statutory share exchange or similar form of corporate transaction involving Licensee (a “Reorganization”) or (ii) the sale or other disposition of all or substantially all the assets of Licensee (determined on a consolidated basis) to another “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, except that, for purposes of this definition, such term shall exclude Montpelier Re Holdings Ltd. and its subsidiaries) (a “Sale”), unless, immediately following such Reorganization or Sale, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the securities eligible to vote for the election of the board of directors of Licensee (“Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns Licensee or all or substantially all the assets of Licensee either directly or through one or more subsidiaries) (the “Continuing Licensee”) and (2) no “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Licensee or any corporation controlled by the Continuing Licensee) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then-outstanding voting securities of the Continuing Licensee; or

(b) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, except that, for purposes of this definition, such term shall exclude Montpelier Re Holdings Ltd. and its subsidiaries) is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting securities of Licensee.

“Common Shares” means the common shares, par value $1.00 per share, of Licensee.

“Competent Regulatory Authority” means, with respect to any Person, any regulatory authority or analogous Person responsible for regulating, or having jurisdiction over, that Person.

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“Confidential Information” means information that:

(a) has been disclosed to a Party, or that a Party has or may become aware of in connection with this Agreement, in both cases before or during the term of this Agreement; and

(b) is marked as or otherwise indicated as confidential, or derives value to a Party from being confidential, or would be regarded as confidential by a reasonable business person,

except to the extent that such information is in the public domain (otherwise than by a breach of the confidentiality provisions of this Agreement).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“Goodwill” has the meaning ascribed thereto in Section 3.01.

“Indemnified Person” has the meaning ascribed thereto in Section 8.03.

“Indemnifying Party” has the meaning ascribed thereto in Section 8.03.

“Investment Management Agreement” means the investment management agreement entered into on the date hereof between Licensee and Blue Capital Management Ltd., a company incorporated in Bermuda (registered number 38829) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

“License” has the meaning ascribed thereto in Section 2.01.

“Licensee Indemnitees” has the meaning ascribed thereto in Section 8.02.

“Licensor Indemnitees” has the meaning ascribed thereto in Section 8.01.

“Offering” means the initial public offering of the Common Shares.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Quality Standards” has the meaning ascribed thereto in Section 3.01.

“SEC” means the U.S. Securities and Exchange Commission.

“Trademarks” has the meaning ascribed thereto in the Recitals.

“Underwriting and Insurance Management Agreement” means the underwriting and insurance management agreement entered into on the date hereof among Licensee, Blue Capital Re and Blue Capital Insurance Managers Ltd., a company incorporated in Bermuda (registered number 35606) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

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ARTICLE II

Grants of License

SECTION 2.01. Grant. Subject to the terms set forth in this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, on behalf of itself and its subsidiaries, a non-transferable, non-exclusive, fully paid-up, royalty-free, worldwide (subject to Section 4.02) license (this “License”) to and under the Trademarks, for use solely in connection with the Business, including in the corporate name or the trade name of Licensee and its subsidiaries.

ARTICLE III

Quality Control

SECTION 3.01. Quality Standards and Control. Licensee, on behalf of itself and its subsidiaries, represents, warrants and covenants that at all times during the term of this Agreement any advertising and promotional materials shall be used in accordance with such quality standards and specification as may be established by Licensor and communicated to Licensee from time to time, or upon which the Parties may agree from time to time (the “Quality Standards”) and any Applicable Requirements, and Licensee and its subsidiaries shall not use the Trademarks in a way that diminishes or is detrimental to Licensor’s rights in the Trademarks or the goodwill associated therewith (the “Goodwill”). Licensee and its subsidiaries shall not produce or use any advertising or promotional materials (including materials for websites) bearing the Trademarks other than those which are substantially the same as those in existence as of the date of this Agreement without obtaining the prior written approval of Licensor, such approval not to be unreasonably withheld or delayed.

SECTION 3.02. Use of the Trademarks. All use of the Trademarks made by Licensee and its subsidiaries hereunder shall faithfully reproduce the design and appearance of the Trademarks as reflected in Schedule A. All use of the Trademarks made by Licensee shall inure to the benefit of Licensor. Licensee agrees to assist Licensor in the maintenance and renewal of the trademarks, including but not limited to providing evidence of use and signing powers of attorney or declarations attesting to use, as may be necessary under local law.

SECTION 3.03. Inspection and Approval. Upon reasonable notice and during business hours, Licensor shall have the right to carry out inspections of (a) representative samples, provided to Licensor at Licensee’s expense, of the ways in which the Trademarks are being used by Licensee and its subsidiaries (or photographs depicting the same), and (b) any facility used in connection with the Trademarks, in order to confirm appropriate quality control as provided in this Article III. Licensor may, by written notice to Licensee, designate an Affiliate of Licensor, or, at its expense, an independent third party inspector or consultant, to act as an authorized representative of Licensor in connection with this Section 3.03. Pursuant to such designation, any such Affiliate, inspector or consultant shall be authorized to exercise any of Licensor’s rights under this Section 3.03. Licensor shall ensure that any Person conducting an inspection pursuant to this Section 3.03 shall abide by Licensee’s internal rules and directions, provided, however, that such rules and directions shall not unduly interfere with such inspection.

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SECTION 3.04. Licensor’s Rights. Nothing contained in this Agreement shall in any way limit the rights of Licensor or others to use the Trademarks or similar trademarks anywhere in the world for any purpose whatsoever.

ARTICLE IV

Restrictions on Use

SECTION 4.01. Restrictions on Use. Licensee and its subsidiaries shall not:

(a)                without the prior written consent of Licensor, change or modify the Trademarks, or create any design variation of the Trademarks;

(b)               without the prior written consent of Licensor, join any name, mark, logo, or domain name with any of the Trademarks so as to form a composite or combined trade name, mark, logo, or domain name;

(c)                use any of the Trademarks or otherwise conduct the Business in any manner that, in Licensor’s reasonable judgment, may reflect improperly upon any of the Trademarks; and

(d)               use any other mark that is confusingly similar to any of the Trademarks.

SECTION 4.02. Restrictions on Territory. The Trademarks are not licensed, and Licensee and its subsidiaries shall not use the Trademarks, in any country where the Business would not be permitted to be conducted according to any Applicable Requirements or any U.S. or other applicable export laws or trade sanctions. At the request of Licensee from time to time, Licensor may at its sole discretion file to protect and register the Trademarks in additional jurisdictions.

SECTION 4.03. Changes in Trademarks. Upon written notice to Licensee, Licensor may, from time to time in its sole discretion, (a) discontinue any Trademarks or (b) replace any Trademarks with or use new or different trademarks or service marks (“New Marks”). Licensor shall notify Licensee of any such discontinuance or replacement. If Licensee desires to use such New Mark on the terms set out in this Agreement, (i) it shall notify Licensor, (ii) upon Licensor’s receipt of such notice, such New Marks will be designated as Trademarks and, as such, shall be subject to the terms of this Agreement, and (iii) Schedule A shall be deemed amended automatically to include such New Marks as Trademarks.

SECTION 4.04. No Challenge. Licensee acknowledges and agrees that Licensee and its subsidiaries shall not directly or indirectly challenge Licensor’s sole and exclusive ownership of all right, title and interest in and to the Trademarks. In using the Trademarks, Licensee, on behalf of itself and its subsidiaries, will in no way represent that it has any right, title or interest in or to the Trademarks, other than those rights under the License expressly granted under the terms of this Agreement. Licensee agrees that, on behalf of itself and its subsidiaries, no use, registration or application, together with any and all common law rights pertaining thereto, by Licensor, or its other licensees, of “Blue Capital” names, marks or logos other than those set forth on Schedule A shall cause any confusion with Licensee’s use of the Trademarks hereunder. Licensee agrees that, on behalf of itself and its subsidiaries, it shall not file or seek to register the Trademarks or any domain names in its own name or on behalf of any other party.

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ARTICLE V

Representations and Disclaimer of Warranties

SECTION 5.01. Representations and Warranties. Each Party hereby represents and warrants to the other that (in respect of itself):

(a)                it is duly incorporated and validly existing under applicable laws, with full power and authority to conduct its business, and it has full power and authority to enter into, perform its duties under and exercise its rights under this Agreement;

(b)               assuming the due authorization, execution and delivery of the other Party, this Agreement constitutes its valid, lawful and binding obligations enforceable against itself in accordance with its terms (except insofar as enforceability may be limited by any bankruptcy laws or principles, or any similar laws or principles);

(c)                the execution and delivery of this Agreement and the performance of its obligations under this Agreement do not and shall not constitute a breach of or default under (i) its organizational documents, (ii) any agreement or instrument by which it is bound or (iii) any Applicable Requirement;

(d)               no material consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Competent Regulatory Authority is required to be obtained or made by it in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement; and

(e)                no step, application, order, proceeding or appointment has been taken or made by or in respect of it for a distress, execution, composition or arrangement with creditors, winding-up, dissolution, administration, receivership (administrative or otherwise) or bankruptcy, and it is able to pay its debts.

The representations and warranties in this Section 5.01 are made on a continuing basis, and shall remain in full force and effect throughout the duration of this Agreement. If either Party becomes aware that any of the representations and warranties made by it in this Section 5.01 has ceased to be true, then it shall notify the other Party promptly.

SECTION 5.02. Representations and Disclaimer of Warranties. Except as expressly set forth herein, Licensor expressly disclaims, and Licensee hereby expressly waives, on behalf of itself and its subsidiaries, all warranties, express or implied, including implied warranties of merchantability, title, non-infringement and fitness for a particular purpose, with regard to the Trademarks.

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ARTICLE VI

Infringement

SECTION 6.01. Infringement Actions. Licensor will from time to time take all steps that it may consider necessary to protect its rights in and to the Trademarks, and Licensee agrees to communicate to Licensor any infringements or threatened infringements of any of such rights that may come to its notice and, at Licensor’s expense, to do all and any such acts as Licensor may reasonably require for preventing such infringements or threatened infringements; provided, however, that nothing in this Article VI shall impose upon Licensor any obligation to incur any expense in protecting any of its rights in any case where, in Licensor’s absolute discretion, such expense is considered not warranted. In the event Licensor decides to take affirmative action against an infringement or unfair competition, Licensee agrees to assist Licensor in whatever manner Licensor reasonably directs, at the expense of Licensor. Recovery of damages resulting from any such action shall be solely for the account of Licensor. Licensee will provide information reasonably requested by Licensor in any infringement action, including in connection with the calculation of damages. Should Licensor decide not to take any timely action in respect of infringement of, challenge to or unauthorised use of, any of the Trademarks with respect to the Business of which it is advised by Licensee pursuant to this Article VI, Licensor shall so notify Licensee in which event Licensee shall be entitled, at its sole cost, to take such action (including instituting or defending legal proceedings) as it thinks fit. Licensor shall, at Licensee’s expense, give Licensee all such assistance as Licensee may reasonably require in connection with such action and Licensee shall keep Licensor informed of any material progress in respect of the same and shall not make any admission as to liability or agree to any settlement of any action or legal proceedings without Licensor’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Licensor will have the sole right, but not the obligation, to prosecute any pending applications included in the Trademarks in its discretion and at its cost and expense.

SECTION 6.02. Renewal. Licensor shall at its sole cost maintain and renew the Trademarks consisting of registrations throughout the term of this Agreement. At Licensor’s reasonable request, Licensee and its subsidiaries will cooperate with Licensor with the prosecution, maintenance and renewal of the Trademarks and with the recordation of this Agreement as may be required by applicable law.

ARTICLE VII

Term and Termination

SECTION 7.01. Term. This Agreement shall remain in full force and effect until terminated or not renewed by Licensor or Licensee in accordance with this Article VII, except that Section 7.01, Article VIII and Article X shall survive such termination or non-renewal. This Agreement shall renew automatically on the fifth anniversary of the completion of the Offering and upon every third anniversary thereafter, unless otherwise terminated or not renewed in accordance with this Article VII.

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SECTION 7.02. Termination of the Agreement. (a) Termination by either Party.

(i)                 If either the Investment Management Agreement or the Underwriting and Investment Management Agreement is terminated or not renewed in accordance with its terms, this Agreement may be terminated by either Party upon 30 Business Days’ prior written notice.

(ii)               If Licensee becomes regulated as an investment company under the U.S. Investment Company Act of 1940, this Agreement shall terminate automatically, with such termination deemed to occur immediately prior to such event.

(b)               Termination by the Licensor.

(i)                 If (A) there is a Change of Control of Licensee, (B) Blue Capital Re ceases to become an Affiliate of Licensee, (C) Blue Capital Re ILS ceases to become an Affiliate of Licensee, this Agreement may be terminated by Licensor upon 30 Business Days’ prior written notice. If any sub-licensee of Licensee ceases to be a subsidiary of Licensee, the sub-license pertaining to such sub-licensee will terminate automatically and immediately.

(ii)               If Licensee breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform has not been cured within 30 Business Days after giving written notice to Licensee of such breach or failure, this Agreement may be terminated by the Licensor (provided that Licensor is not then in material breach of any representations, warranties or covenants contained in this Agreement).

(iii)             If (A) any step, application, order, proceeding or appointment has been taken or made by or in respect of Licensee for a distress, execution, composition or arrangement with creditors, winding up, dissolution, administration, receivership (administrative or otherwise) or bankruptcy or (B) Licensee is unable to pay its debts as they become due, this Agreement may be terminated by Licensor upon 30 Business Days’ notice.

(c)                Termination by Licensee.

(i)                 If Licensor breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform has not been cured within 60 Business Days after giving written notice to Licensor of such breach or failure, this Agreement may be terminated by Licensee (provided that Licensee is not then in material breach of any representations, warranties or covenants contained in this Agreement).

(ii)               If (A) any step, application, order, proceeding or appointment has been taken or made by or in respect of Licensor for a distress, execution, composition or arrangement with creditors, winding up, dissolution, administration, receivership (administrative or otherwise) or bankruptcy or (B) Licensor is unable to pay its debts as they become due, this Agreement may be terminated by Licensee upon 60 Business Days’ notice.

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SECTION 7.03. Non-Renewal. Licensor or Licensee, may elect not to renew this Agreement at the expiration of the initial term or any renewal term for any or no reason upon not less than nine, but not more than 12, months’ written notice to the other prior to the end of such initial term or renewal term, as applicable.

SECTION 7.04. Consequence of Termination . Upon and after termination of this Agreement in accordance with this Article VII, all rights granted to Licensee shall automatically revert to Licensor and Licensee shall claim no right to the Trademarks.

SECTION 7.05. Survival of Existing Rights and Obligations. Termination shall not affect accrued rights, indemnities, existing commitments or any contractual provision intended to survive termination.

ARTICLE VIII

Indemnification

SECTION 8.01. Indemnification of Licensor. Licensee, on behalf of itself and its subsidiaries, unconditionally agrees to indemnify, defend and hold harmless Licensor and its Affiliates, directors, officers, employees, agents, successors and permitted assigns (the “Licensor Indemnitees”) from and against, and pay or reimburse such parties for, any losses, claims, liabilities, damages, deficiencies, costs or expenses of any type which they may incur (i) on account of any third-party claim or proceeding arising out of the performance of this Agreement or (ii) from any breach of, or failure to perform, any covenant or obligation of Licensee contained in this Agreement (unless caused by the Licensor’s breach of, or failure to perform, its covenants or obligations under this Agreement), in each case, unless (a) a court or arbitral panel with appropriate jurisdiction shall have determined by a final judgment which is not subject to appeal such losses, claims, liabilities, damages, costs or expenses are as a result of fraud, dishonesty, gross negligence or wilful misconduct of any of the Licensor Indemnitees or (b) such Licensor Indemnitees shall have settled such losses, claims, liabilities, damages, costs or expenses without the consent of Licensee (such consent not to be unreasonably withheld or delayed).

SECTION 8.02. Indemnification of Licensee. Subject to Section 8.05 hereof, Licensor unconditionally agrees to indemnify, defend and hold harmless Licensee and its subsidiaries and their Affiliates, directors, officers, employees, agents, successors and permitted assigns (the “Licensee Indemnitees”), from and against, and pay or reimburse such parties for, any losses, claims, liabilities, damages, deficiencies, costs or expenses of any type which they may incur from any breach of, or failure to perform, any covenant or obligation of the Licensor contained in this Agreement, unless (i) a court or arbitral panel of appropriate jurisdiction shall have determined by a final judgment that is not subject to appeal such losses, claims, liabilities, damages, costs or expenses are as a result of fraud, dishonesty, gross negligence or wilful misconduct of any of the Licensee Indemnitees or (ii) such Licensee Indemnitees shall have settled such losses, claims, liabilities, damages, costs or expenses without the consent of the Licensor (such consent not to be unreasonably withheld or delayed).

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SECTION 8.03. Indemnification Procedure. Any person who is claiming indemnification from Licensee pursuant to the provisions of Section 8.01, or from Licensor pursuant to the provisions of Section 8.02 (the “Indemnified Person”) shall promptly deliver a written notification of each claim for indemnification, accompanied by a copy of all papers served, if any, and specifying in detail the nature of, basis for and estimated amount of the claim for indemnification to Licensee or Licensor, as applicable (the “Indemnifying Party”). If an Indemnified Person fails to promptly notify the Indemnifying Party, then the obligation to indemnify shall be reduced by the amount of liability that is attributable to or becomes definite as a result of the delay in notification, if the delay in notification has resulted in a material increase in liability or actual prejudice to the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense of any matter for which a claim of indemnification is made against it with counsel it selects, at its own expense. The Indemnifying Party in its sole discretion shall have the right to settle, compromise or defend until final adjudication any dispute or alleged liability for which a claim for indemnification has been made; provided, however, that the Indemnifying Party shall not, except with the consent of each Indemnified Person, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment, or enter into any settlement, that does not include the giving by the claimant or plaintiff to the Indemnified Person of a release from all liability with respect to the claim or litigation. Each Indemnified Person shall cooperate in providing information, formulating a defense or as otherwise reasonably requested by the Indemnifying Party.

SECTION 8.04. Payment of Indemnified Amounts. Each Indemnified Person shall provide written, detailed statements to the Indemnifying Party on a monthly basis, of any expenses, costs or other liabilities for which indemnification is claimed. The Indemnifying Party shall reimburse such amounts within ten Business Days of receiving any such statement, or shall notify in writing the Indemnified Person claiming indemnification if it denies liability, and provide the reasons for the denial.

SECTION 8.05. Limit of Liability. Notwithstanding anything else in this Agreement to the contrary, Licensor shall not be liable to Licensee for indirect, special, incidental, consequential or punitive damages claimed by Licensee resulting from Licensor’s breach of or failure to perform its covenants or obligations under this Agreement.

ARTICLE IX

Reservation of Rights

SECTION 9.01. Reservation of Rights. Except for the License being specifically granted under this Agreement, nothing in this Agreement shall be construed as an assignment or other grant of any right, title or interest in or to the Trademarks (including all Goodwill) to Licensee or its Affiliates, it being understood that all right, title and interest in and to the Trademarks are expressly reserved by Licensor and all Goodwill relating to Licensee’s use of the Trademarks inures to the benefit of Licensor.

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ARTICLE X

Miscellaneous

SECTION 10.01. Confidentiality. Neither Party shall at any time use, divulge or communicate to any Person any Confidential Information, except:

(i)                 as agreed by the other Party;

(ii)               where required to perform its duties or exercise its rights under this Agreement;

(iii)             to its professional representatives or advisers, or to insurance companies, insurance brokers or insurance agents, to the extent required by them to perform their duties, and provided that they are or agree to be bound by a duty of confidentiality; or

(iv)             to the extent required by Applicable Requirements or by any Competent Regulatory Authority (including for the purpose of filing tax returns),

and each Party shall use commercially reasonable efforts to prevent the publication or disclosure of any Confidential Information in breach of this Agreement.

SECTION 10.02. Amendment. This Agreement may be amended (a) by the Parties at any time by an instrument in writing executed by each Party.

SECTION 10.03. Assignment; Sublicense. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, subject to a sublicense or transferred in whole or in part by operation of law or otherwise, by either of the Parties hereto without the prior written consent of the other Party hereto; except that:

(a)                Licensee shall have the right, without the consent of Licensor, to grant sublicenses to any of Licensee’s wholly-owned subsidiaries (in which case Licensee shall continue to be bound by the terms of this Agreement and Licensee will remain liable to Licensor in respect of the acts of any sub-licensee);

(b)               Licensor shall have the right, without the consent of Licensee, to grant sublicenses of any of its rights and obligations hereunder to any of Licensor’s Affiliates; and

(c)                in connection with the transfer (whether by asset transaction, stock sale, merger or otherwise) to a third party of all or substantially all of the Trademarks that are the subject of the License granted under this Agreement, Licensor shall be permitted and shall be required to assign all rights and obligations of Licensor under this Agreement to such third party; provided, however, that in the case of Section 10.03(b), the assignee or sub-licensee as applicable shall agree in writing to be bound by the terms and conditions contained in this Agreement.

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No assignment, sub-license or transfer by either Party shall relieve such Party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns. Any purported assignment or transfer not permitted under this Section 10.03 shall be null and void. All such assignments shall be subject to all necessary regulatory approvals.

SECTION 10.04. Specific Performance. Each of the Parties hereto acknowledges and agrees that in the event of a breach of this Agreement, the non-breaching Party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the Parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in respect thereof.

SECTION 10.05. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or e-mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Party hereto.

SECTION 10.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the Parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and is not intended to confer upon any Person other than the Parties any rights or remedies other than as provided for hereunder. Each Party acknowledges and agrees that (i) it has not relied on or been induced to enter into this Agreement by any undertaking, promise, assurance, statement, representation, warranty, undertaking or understanding which is not expressly included in this Agreement; and (ii) it shall have no claim or remedy in respect of any undertaking, promise, assurance, statement, representation, warranty, undertaking or understanding which is not expressly included in this Agreement. Nothing in the immediately preceding sentence shall operate to limit or exclude any liability for fraud.

SECTION 10.07. Jurisdiction. Each party hereto irrevocably agrees that any legal action, suit or proceeding against them arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in a Federal court sitting in the State of New York located in New York County, or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam, with respect to any such action, suit or proceeding. Each of Licensor and Licensee irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) any Federal court sitting in the State of New York located in New York County, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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SECTION 10.08. Service of Process. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 10.11 hereof shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to Section 10.09.

SECTION 10.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under applicable conflict of law principles.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.10.

SECTION 10.11. Notices. All notices, requests and other communications to either Party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

If to Licensor, to:

Address: 94 Pitts Bay Road, Pembroke HM 08, Bermuda

Facsimile: (441) 296-5551

If to Licensee, to:

Address: 94 Pitts Bay Road, Pembroke HM 08, Bermuda

Facsimile: (441) 296-5551

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or such other address or facsimile number as such Party may hereafter specify by like notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 10.12. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the terms of this Agreement are fulfilled to the extent possible.

SECTION 10.13. No Waiver/Cumulative Remedies. Any waiver of a breach of any of the terms of this Agreement or of any default under this Agreement shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement. No failure on the part of a Party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of that right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

SECTION 10.14. Relationship of Parties. The Parties to this Agreement intend by this Agreement only to enter into a License Agreement and this Agreement shall not in any way be deemed to establish any other relation between them. Nothing in this Agreement shall be construed to create the relationship of employer or employee, partnership or any type of joint venture relationship, between Licensor and its subsidiaries, on the one hand, and Licensee, on the other hand.

SECTION 10.15. Interpretation. \l 3 (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

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(b)               The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either Party hereto by virtue of the authorship of any provision of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been entered into by the duly authorized representatives of the Parties on the day and year first above written.

MONTPELIER RE HOLDINGS LTD.,
by

Name:
Title:

BLUE CAPITAL REINSURANCE HOLDINGS LTD.,
by

Name:
Title:

[Signature Page to Trademark License Agreement]

SCHEDULE A

Trademarks